Exhibit 4.11



                                 SAKS & COMPANY


                         __% SUBORDINATED NOTE DUE 2006


$200,000,000                                           Date: September ___, 1996

          Saks & Company, a corporation duly organized and existing under the laws of New York ("Saks"), for value received, hereby promises to pay to Saks Holdings, Inc., a corporation duly organized and existing under the laws of Delaware ("Holdings"), the principal sum of Two Hundred Million Dollars
($200,000,000) on September    , 2006, and to pay interest thereon from
                            ---
_________, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on ________ and _________ in each year (each, an "Interest Payment Date"), commencing
______________, 1997 at the rate of _____% per annum, until the principal hereof is due, and at the rate of _____% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest.

          Except as otherwise defined herein, all capitalized terms shall have the meanings set forth in the Indenture dated as of September __, 1996 (the "Indenture"), between Holdings and Bankers Trust Company, as Trustee, with
regard to ____% Convertible Subordinated Notes due September    , 2006 of
                                                             ---
Holdings (the "Securities").

     A.   Payment of Interest.

     Interest on this note shall be punctually paid on each Interest Payment Date. Any interest on this note not punctually paid on any Interest Payment Date ("Defaulted Interest on the Note") shall be paid to Holdings on the date set pursuant to the terms of the Indenture for the payment of defaulted interest on the Securities.

     B.Event of Default.

     If any Securities become due and payable pursuant to an Event of Default under the Indenture, subject to the provisions of paragraph F hereof, Saks shall make a mandatory prepayment hereunder to Holdings in an amount equal to the amount of the principal of and interest on the Securities then due and payable. Saks shall make such payment to Holdings in funds immediately available to Holdings prior to or at the time required for the payment of such principal of and interest on the Securities pursuant to the terms of the Indenture. The aggregate principal amount outstanding under this note shall be reduced by the amount of any such payment of principal so made. Holdings shall enter and initial on Schedule I hereto the date and amount of any such principal reduction and Saks agrees that this note, upon such entry being duly made, shall evidence the indebtedness of Saks absent manifest error.






















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     C.   Redemption.


     If Holdings elects to redeem any Securities pursuant to the terms of the Indenture and unless prohibited by the terms of any outstanding Senior Indebtedness (and such prohibition shall not have been waived or such action shall not have been otherwise consented to by the holders of such Senior Indebtedness), Saks shall redeem an aggregate principal amount of this note equal to the aggregate principal amount of Securities to be so redeemed by Holdings, at the following redemption prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning ________ of the years indicated,

                     Year            Redemption Price
                     ----            ----------------

                     1999            ____________%

                     2000            ____________%

                     2001            ____________%

                     2002            ____________%

                     2003            ____________%

                     2004            ____________%

and thereafter at a redemption price equal to 100% of the principal amount, in each case together with accrued interest to the date of such redemption. Saks shall make such payment to Holdings in funds immediately available to Holdings prior to or at the time required for payment of principal of and interest on the Securities redeemed by Holdings pursuant to the terms of the Indenture.
Holdings shall give Saks notice of its intention to redeem Securities not less than 15 days prior to the Redemption Date. The aggregate principal amount outstanding under this note shall be reduced by the amount of payments of principal (exclusive of any redemption premium) so made. Holdings shall enter and initial on Schedule I hereto the date and amount of any such principal reduction and Saks agrees that this note, upon such entry being made, shall evidence the indebtedness of Saks absent manifest error.

     D.   Conversion.

     If any Securities shall be converted into shares of Common Stock as permitted under the Indenture, the aggregate principal amount outstanding under this note shall be reduced by an amount equal to the aggregate principal amount of the Securities so converted. Unless Saks and Holdings shall otherwise agree, any such reduction of the principal amount of this note shall be treated as a contribution of capital by Holdings to Saks. Holdings shall enter and initial on Schedule I hereto the date and amount of any such principal reduction and Saks agrees that this note, upon such entry being duly made, shall evidence the indebtedness of Saks absent manifest error.

     E.   Change of Control.

     If any Securities shall be required to be repurchased pursuant to a Change of Control under the Indenture and Holdings elects, and is permitted pursuant to the terms of the Indenture, to pay the Repurchase Price thereof in cash, subject to the provisions of paragraph F hereof, Saks

















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shall make a mandatory prepayment hereunder to Holdings in an amount equal to the amount of the principal of and interest on the Securities then being repurchased. Holdings shall give Saks notice of the principal amount of such mandatory prepayment not more than 40 days after the date of the Company Notice required under the Indenture. Saks shall make such prepayment to Holdings in funds immediately available to Holdings prior to or at the time required for repurchase of the Securities by Holdings pursuant to the terms of the Indenture. The aggregate principal amount outstanding under this note shall be reduced by the amount of any such payment of principal so made. Holdings shall enter and initial on Schedule I hereto the date and amount of any such principal reduction and Saks agrees that this note, upon such entry being duly made, shall evidence the indebtedness of Saks absent manifest error.

          If any Securities shall be required to be repurchased pursuant to a Change of Control under the Indenture and Holdings elects to pay the Repurchase Price thereof by shares of Common Stock having a fair market value equal to the Repurchase Price, the aggregate principal amount outstanding under this note shall be reduced by an amount equal to the aggregate principal amount of the Securities so repurchased. Unless Saks and Holdings shall otherwise agree, any such reduction of the principal amount of this note shall be treated as a contribution of capital by Holdings to Saks. Holdings shall enter and initial on Schedule I hereto the date and amount of any such principal reduction and Saks agrees that this note, upon such entry being duly made, shall evidence the indebtedness of Saks absent manifest error.
      F.   Subordination.

     (1)   Securities Subordinate to Senior Indebtedness.  By acceptance of this
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note, Holdings covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section F, the indebtedness represented by this note and the payment of the principal of (and premium, if any) and interest thereon are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this note or thereafter created, incurred or assumed: (a) indebtedness of Saks to banks, insurance companies and other financial institutions evidenced by credit or loan agreements, notes or other written obligations (including indebtedness issued pursuant to the Indenture dated as of July 1, 1993 between Saks and AIBC Services N.V., as amended or supplemented), (b) all other indebtedness of Saks (including indebtedness of others guaranteed by Saks) other than this note, whether outstanding on the date hereof or thereafter created, incurred or assumed, which is (i) for money borrowed or (ii) evidenced by a note, security, debenture, bond or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (c) obligations of Saks as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (d) obligations of Saks under interest rate and currency swaps, caps, floors, collars or similar agreements or arrangements intended to protect Saks against fluctuations in interest or currency exchange rates, and (e) renewals, extensions, modifications, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation
















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described in clauses (a) through (d) of this paragraph; provided, however, that
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Senior Indebtedness shall not include any such indebtedness or obligation (i) if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which, it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to this note, or expressly provide that such indebtedness or obligation is pari passu with or
                                                          ---- -----
junior to this note, (ii) if such indebtedness or obligation is non-recourse to Saks or (iii) if such indebtedness or obligation is a conditional sale contract or any account payable or any similar indebtedness created or assumed by Saks in the ordinary course of business in connection with the obtaining of materials, inventories or services.

     (2)   Payment Over of Proceeds Upon Dissolution, Etc.  In the event of (a)
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any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Saks or to its creditors, as such, or to its assets, or
(b) any liquidation, dissolution or other winding up of Saks, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Saks, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness in cash or other immediately available funds, or provision shall be made for such payment in cash or other immediately available funds or otherwise in a manner satisfactory to each holder of Senior Indebtedness with respect to its indebtedness, before Holdings is entitled to receive any payment on account of principal of (or premium, if any) or interest on this note, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of this note in any such case, proceeding, dissolution, liquidation or other winding up or event.

          In the event that, notwithstanding the foregoing provisions of this Section, Holdings shall have received any payment or distribution of assets of Saks of any kind or character, whether in cash, securities or other property, before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Saks for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of Saks with, or the merger of Saks into, another Person or the liquidation or dissolution of Saks following the conveyance or transfer of its properties and assets substantially as an entirety to another Person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of Saks for the purposes of this Section if the Person formed by such consolidation or into or with which Saks is merged or the Person which acquires by conveyance, transfer or sale, or which leases or otherwise acquires, the properties and assets of Saks substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of















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Columbia and shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on this note and the performance or observance of every covenant of this note on the part of Saks to be performed or observed.

          Upon any consolidation or merger of Saks with or into any other Person, or any conveyance, transfer, sale or lease of the properties and assets of Saks substantially as an entirety in accordance with the preceding sentence, the successor Person formed by such consolidation or merger or into or with which Saks is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Saks under this note with the same effect as if such successor Person had been named as Saks herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this note.

     (3)   Prior Payment to Senior Indebtedness Upon Mandatory Prepayment of
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Note Due to Acceleration of Securities.  In the event that a mandatory
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prepayment is required under this note as a result of any Securities being declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness outstanding at the time such prepayment is required shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before Holdings is entitled to receive any payment by Saks on account of the principal of (or premium, if any) or interest on this note.

          In the event that, notwithstanding the foregoing, Saks shall make any payment to Holdings prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to Saks.

          The provisions of this Section shall not apply to any payment with respect to which paragraph (2) would be applicable.

     (4)  No Payment When Senior Indebtedness in Default.(a)  In the event and
          ----------------------------------------------
during the continuation of any default in the payment of principal of (or premium, if any) or interest on (including a default under any redemption or repurchase obligation with respect to) any Senior Indebtedness beyond any applicable grace period with respect thereto or in the event that any other event of default with respect to any Senior Indebtedness shall have occurred and be continuing which would then permit the holders of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist after written notice to Saks by any holder of such Senior Indebtedness, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by Saks on account of principal of (or premium, if any) or interest on this note.

          In the event that, notwithstanding the foregoing, Saks shall make any payment to Holdings prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to Saks.


















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          The provisions of this Section shall not apply to any payment with respect to which paragraph (2) would be applicable.

     (5)  Payment Permitted if No Default.  Nothing contained in this Section F
          -------------------------------
or elsewhere in this note shall prevent Saks, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of Saks or other event referred to in clause (a), (b) or (c) of paragraph (2), or under the conditions described in paragraphs (3) and (4) hereof, from making payments at any time of principal of (and premium, if any) or interest on this note.

     (6)  Subrogation to Rights of Holders of Senior Indebtedness.  Subject to
          -------------------------------------------------------
the payment in full of all Senior Indebtedness, Holdings shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section F to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on this note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which Holdings would be entitled except for the provisions of this Section F, and no payments over pursuant to the provisions of this Section F to Holdings, shall, as among Saks, its creditors other than holders of Senior Indebtedness and Holdings, be deemed to be a payment or distribution by Saks to or on account of the Senior Indebtedness.

     (7)  Provisions Solely to Define Relative Rights.  The provisions in this
          -------------------------------------------
Section F are intended solely for the purpose of defining the relative rights of Holdings on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section F or elsewhere in this note is intended to or shall (a) impair, as among Saks, its creditors other than holders of Senior Indebtedness and Holdings, the obligation of Saks, which is absolute and unconditional, to pay to Holdings the principal of (and premium, if any) and interest on this note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against Saks of Holdings and creditors of Saks other than the holders of Senior Indebtedness; or
(c) prevent Holdings from exercising all remedies otherwise permitted by applicable law upon default under this note, subject to the rights, if any, under this Section F of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to Holdings.

     (8)  No Waiver of Subordination Provisions.  No right of any present or
          -------------------------------------
future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Saks or by any act or failure to act, in good faith, by any such holder of any Senior Indebtedness, or by any non-compliance by Saks with the terms, provisions and covenants of this note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Holdings, without incurring responsibility to Holdings and without impairing or releasing the subordination provided in this Section F or the obligations hereunder of Holdings to the holders

















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of Senior Indebtedness, do any one or more of the following:  (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          G.   Governing Law.

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS THEREOF.














































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          IN WITNESS WHEREOF, Saks has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                  SAKS & COMPANY



                                                  By_______________________
                                                    Title:
                                                    Name:

Attest:


______________________________
Title:














































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                                   SCHEDULE I


                Amount of Principal    Total Outstanding
 Date           Reduction              Amount of Principal     Notation Made By

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